UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 13, 2014 (March 11, 2014)

Date of Report (Date of earliest event reported)

FIRST INDUSTRIAL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-13102	36-3935116
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 S. Wacker Drive, Suite 3900

Chicago, Illinois 60606

(Address of principal executive offices, zip code)

(312) 344-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2014 Executive Officer Bonus Plan

On March 11, 2014, the Board of Directors (the “Board”) of First Industrial Realty Trust, Inc. (the “Company”) ratified criteria proposed by its Compensation Committee to be used in establishing an incentive bonus pool from which awards may be granted to the Company’s chief executive officer and certain other senior executive officers under the Company’s incentive compensation plan (the “2014 Executive Officer Bonus Plan”). Awards under the 2014 Executive Officer Bonus Plan will be based on certain identified thresholds of four performance categories. The categories are (i) funds from operations (“FFO”) per share (using the NAREIT definition), as FFO may be adjusted by the Compensation Committee in its discretion to exclude the effects of certain extraordinary items, (ii) same store net operating income (“SS NOI”) growth, (iii) fixed charge coverage ratio and (iv) discretionary objectives (based on financial and non-financial goals determined by the Company’s chief executive officer). The Compensation Committee has assigned weighting factors to each of the performance categories, such that performance in certain categories will have a more pronounced impact on the bonus pool under the 2014 Executive Officer Bonus Plan than will performance in other categories. The Compensation Committee has assigned a 65% weighting factor to the FFO per share category, a 10% weighting factor to each of the SS NOI growth and fixed charge coverage ratio categories, and a 15% weighting factor to the discretionary objectives category.

The Compensation Committee has also established performance targets and thresholds relating to each performance category. Achievement of specified thresholds with respect to each performance category will result in an increase in the incentive pool from which awards may be granted under the 2014 Executive Officer Bonus Plan. Achievement by the Company of specifically identified levels of performance with respect to each performance category will result in funding of the incentive pool for the 2014 Executive Officer Bonus Plan of 25%, 50%, 75%, 100% or 125%, respectively, of the bonus opportunity associated with that performance category. Should performance fall between two identified payout levels, the resulting compensation that may be earned for such performance will be prorated based on linear interpolation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.

By:	/s/ Scott A. Musil
Name: Scott A. Musil
Title: Chief Financial Officer (Principal Financial Officer)

Date: March 13, 2014